UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 30, 2014

ZHONE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
7195 Oakport Street
Oakland, California 94621
(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2014, Lawrence Briscoe resigned from his position as a director of Zhone Technologies, Inc., or Zhone, effective as of September 30, 2014. Mr. Briscoe was a Class II director whose term otherwise would have expired at Zhone’s 2015 annual meeting of stockholders. Mr. Briscoe’s resignation did not result from any disagreement with Zhone on any matter relating to its operations, policies or practices.
Effective September 30, 2014, the Board of Directors of Zhone appointed Mahvash Yazdi as a director to fill the vacancy created by the resignation of Mr. Briscoe. Ms. Yazdi will serve as a Class II director, with her initial term expiring at Zhone’s 2015 annual meeting of stockholders.
Ms. Yazdi is the President of Feasible Management Consulting and serves as an advisory board member for H.I.G. Capital and Infosys. From 1997 to 2012, Ms. Yazdi served as Senior Vice President of Business Integration and Chief Information Officer of Southern California Edison Company. Prior to Southern California Edison, Ms. Yazdi served as Vice President and Chief Information Officer of Hughes Aircraft Company from 1980 to 1997. Ms. Yazdi holds an M.B.A. from the University of Southern California and a B.S. in Industrial Management from California State Polytechnic University, Pomona.
There were no arrangements or understandings between Ms. Yazdi and any other persons pursuant to which she was selected as a director. The Board has determined that Ms. Yazdi meets the applicable independence requirements of The NASDAQ Stock Market listing standards, but has not appointed her to any committees at this time.
In connection with her appointment to the Board, Ms. Yazdi will receive the standard annual retainer of $20,000, which she has elected to receive in the form of fully vested shares of Zhone common stock in lieu of cash, based on the fair market value of the shares on the date the cash retainer would otherwise be paid. In addition, Ms. Yazdi is entitled to receive an annual equity grant in the form of either a stock option to purchase 50,000 shares of Zhone common stock at an exercise price equal to the fair market value on the date of grant or 15,000 shares of restricted stock. Ms. Yazdi has elected to receive 15,000 shares of restricted stock. Under Zhone’s standard vesting for grants to its directors, the restricted stock will vest in four equal annual installments over the course of four years. The non-employee director compensation program is described in further detail in Zhone’s Definitive Proxy Statement for its 2014 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 28, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2014	Zhone Technologies, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer